Exhibit 99.8

POWER OF ATTORNEY

The undersigned, GE Medical Systems Information Technologies, Inc., a Wisconsin corporation (hereinafter referred to as the “Company”), does hereby make, constitute and appoint each of the persons listed below as the Company’s true and lawful agent and attorney-in-fact (hereinafter referred to as the “Attorney”) to act either together or alone in the name and on behalf of the Company for and with respect to the matters hereinafter described.

Name of Attorney:

Kieran Murphy	Stephen Kanovsky
Raúl Grable	Derek Vander Heide

Each Attorney shall have the power and authority to execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Company with regard to any securities owned by the Company or any of its subsidiaries; and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Company in order to more effectively carry out the intent and purpose of the foregoing.

Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Company without attestation and without affixation of the seal of the Company. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

Unless revoked by the Company, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 17, 2016.

IN WITNESS WHEREOF, the Company has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed as of the 18th day of December 2015.

GE Medical Systems Information Technologies, Inc.

By:	/s/ Timothy Finnerty
Timothy Finnerty Secretary